Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4/A of First Bancorp of our report dated March 1, 2019, relating to the consolidated financial statements, of First Bancorp and subsidiaries, appearing in the Annual Report on Form 10-K of First Bancorp for the year ended December 31, 2018 on Form S-4/A of First Bancorp.

We also consent to the reference to our Firm under the heading "Experts" in the Registration Statement.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina

July 28, 2021